SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): July 16, 1997
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.

             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319
      ------------------------------           -------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6
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     (Address of Principal Executive                (Zip Code)
      Offices)

                 Registrant's Telephone Number, including Area Code:
                               (604) 688-0833




                               NOT APPLICABLE
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     (Former name, former address, and formal fiscal year, if changed since last report)


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                             ITEM 5:  OTHER EVENTS
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La Teko Resources Ltd. (the "Company") announced on July 16, 1997, that it has reached agreement with Silverado Gold Mines, Ltd. ("Silverado") pursuant to which Silverado has the right to acquire a 100% interest in its Ryan Lode property in Fairbanks, Alaska, for $12 million. In order to maintain its right to purchase the Ryan Lode, Silverado will be required to make payments to the Company over a five-year time frame with an initial payment of $500,000 to be made after a 60-day due diligence period. Annual payments thereafter will include $300,000 after the first year, $400,000 after the second year, and $700,000 after the third year. In order to maintain its purchase right, Silverado will also complete minimum expenditures on the Ryan Lode property of $1 million in each of the three years, including the costs of ongoing reclamation, property maintenance, and advance royalty payments. After the third year, Silverado will have 18 months to complete construction and to place the property into production. Once the mill has been running for 30 days,

Silverado will make an additional $3 million payment to the Company, with the balance of the $12 million to be paid six months thereafter. Should the property not proceed into production within 18 months, the purchase can be extended with annual payments of $500,000 to the Company, $385,00 of which will be credited against the purchase price. This agreement is made subject to approval of the Vancouver Stock Exchange.

Management of the Company believes that this sale represents an excellent strategic move for the Company, in that it provides short-term cash while relieving the Company from ongoing environmental monitoring and reclamation costs as well as receiving sizable advance royalty payments. The sale of the Ryan Lode property will allow the Company to focus attention on its promising and still growing True North joint venture with Newmont Exploration Limited ("Newmont") and other acquisition opportunities. Newmont, the True North joint venture operator, is continuing exploration to expand the gold resource from the recently announced mineral inventory of 18,208,000 tons with an average grade of
0.072 ounces of gold per ton, for total contained gold of 1,313,900 ounces.

The Company also announced that, subject to regulatory approval, it has granted incentive stock options to a director to purchase up to 100,000 common shares of the Company at an exercise price of $1.50 per share for a period of five years from the date of vesting. The incentive options vest as to 25,000 shares immediately and a further 25,000 shares in each of the following three years.

La Teko Resources Ltd. Is a gold exploration company active in the Fairbanks Mining District of Alaska. The Company holds two projects in the advanced exploration to development stage, the True North Property under option to Newmont Exploration Limited, and its 100% owned Ryan Lode project, as well as several early stage exploration projects.

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                                   SIGNATURES
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      Pursuant to the requirements of section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LA TEKO RESOURCES LTD.


Dated:  August 11, 1997                    By /s/ Gerald G. Carlson, President





















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